UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2015, HomeStreet, Inc., a Washington corporation (“HomeStreet”) completed its previously announced acquisition of Simplicity Bancorp, Inc., a Maryland corporation (“Simplicity”) and Simplicity’s wholly owned subsidiary, Simplicity Bank, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 27, 2014, which was previously disclosed under Item 1.01 on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2014. The acquisition was accomplished by the merger of Simplicity with and into HomeStreet with HomeStreet as the surviving corporation, following by the merger of Simplicity Bank with and into HomeStreet Bank with HomeStreet Bank as the surviving subsidiary.

At the closing, there were 7,180,005 shares of Simplicity common stock, par value $0.01, outstanding, all of which were cancelled in exchange for an equal number of shares of HomeStreet common stock, no par value, issued to Simplicity’s stockholders. In connection with the merger, all outstanding options to purchase Simplicity common stock were cancelled in exchange for a cash payment equal to the difference between the deemed closing price of HomeStreet common stock and the exercise price of the option, provided, however, than any options that were out-of-the-money at the time of closing were cancelled for no consideration. The deemed per share closing price of $17.53 was determined by averaging the closing price of HomeStreet common stock for the 10 trading days prior to but not including the 5th business day before the closing date. On the closing date, Donald R. Voss, chairman of the board of directors of Simplicity, became a member of HomeStreet’s board of directors.

HomeStreet issued the shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) and a permit to register such shares with the state of California following a fairness hearing by the California Department of Business Oversight (the “CDBO”) on February 10, 2015 in which the Commissioner of the CDBO determined that the merger was fair, just and equitable to Simplicity stockholders.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to HomeStreet’s Current Report on Form 8-K dated September 29, 2014. HomeStreet has also issued a press release regarding the closing of the merger, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Pro forma financial statements relating to this transaction were filed with the Securities and Exchange Commission in our definitive joint proxy statement on January 6, 2015.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2015, in connection with the Merger and pursuant to the terms of the Merger Agreement, Donald R. Voss, chairman of the board of Simplicity Bancorp immediately prior to the Merger, was appointed to serve as a member of the HomeStreet Board. A press release relating to the appointment of Mr. Voss is included as exhibit 99.2 to this Current Report on Form 8-K.

Effective February 27, 2015, Michael J. Malone voluntarily resigned from the HomeStreet Board. The resignation of Mr. Malone was not the result, in whole or in part, of any disagreement with HomeStreet or HomeStreet’s management.

Item 9.01	Financial Statements and Exhibits

(a)
Financial statements of business acquired. The financial statements of Simplicity Bancorp, Inc. were included in our definitive joint proxy statement on Form 14A filed with the Securities and Exchange Commission on January 6, 2015.

(b)
Pro forma financial information. The pro forma financial statements relating to the acquisition of Simplicity Bancorp were included in our definitive joint proxy statement on Form 14A filed with the Securities and Exchange Commission on January 6, 2015.

(d) Exhibits.

Exhibit 99.1	HomeStreet, Inc. press release regarding the closing of the merger.
Exhibit 99.2	HomeStreet, Inc. press release announcing the appointment of Donald R. Voss to the HomeStreet Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary